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                                                                    EXHIBIT 3.63

                           ARTICLES OF INCORPORATION

                                      OF

                           OHIO COUNTY COAL COMPANY
                           ------------------------

KNOW ALL MEN BY THESE:

     That I, David L. Roberts, Old Highway 813, Mortons Gap, Kentucky, do hereby form a Corporation under the Kentucky Business Corporation Act.

                                   ARTICLE I
                                   ---------

     The corporation hereby organized shall be named and known as OHIO COUNTY COAL COMPANY.

                                  ARTICLE II
                                  ----------

     The Initial Registered Office of the corporation shall be Laffoon Trail, Madisonville, Kentucky 42431; and the name and address of the initial registered agent of the corporation is David L. Roberts, Laffoon Trail, Madisonville, Kentucky 42431. The mailing address of the Corporation's principal office is P.
O. Box 561, Madisonville, Kentucky 42431.

                                  ARTICLE III
                                  -----------

     The corporation shall have all of the powers bestowed upon business corporations under the provisions of the Kentucky Business Corporation Act now in force and effect, and as hereafter amended.

                                  ARTICLE IV
                                  ----------

     1. The total number of shares of stock which the corporation shall be authorized to issue is 1,000 shares of common stock of a par value of One
Hundred ($100.00) Dollars
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each, which common stock shall be the only type or kind of stock to be issued by the corporation.

     2. Holders of the common stock of the corporation of record on the books of the corporation shall be entitled to one (1) vote for each share of stock so held.

                                   ARTICLE V
                                   ---------

     The name and place of residence of the incorporator is as follows:

     NAME                     ADDRESS
     ----                     -------
     David L. Roberts         Old Highway 813
                              Mortons Gap, KY

                                  ARTICLE VI
                                  ----------

     The affairs of the corporation shall be managed by a Board of Directors consisting of such number of persons as may be established by the Bylaws of the Corporation.

                                  ARTICLE VII
                                  -----------

     The Board of Directors of the corporation shall be the governing body of the corporation and shall have the power and authority to prescribe such rules and regulations as may be necessary for the government of the activities of the corporation, not inconsistent with the Laws of the Commonwealth of Kentucky, or the By-Laws of the corporation.

                                 ARTICLE VIII
                                 ------------

     1. Personal liability of Directors to the Corporation for monetary damages for breach of duties as a Director is expressly eliminated, except with respect to those specific instances enumerated in KRS 271B.2-020 2(d) 1, 2, 3 and 4.

     2. Directors of this Corporation shall be indemnified by the Corporation in all cases in which a Director is made a
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party to a proceeding to the extent, and in the manner, provided in KRS 271 B.
8-510 and KRS 271 B. 1 -520.

     IN TESTIMONY WHEREOF, witness the signature of the incorporator on this 11th day of December, 1989.

                                                 /s/ David L. Roberts
                                                 -------------------------------
                                                  David L. Roberts

STATE OF KENTUCKY)
                 ) SCT.
COUNTY OF HOPKINS)

     I, Julie Sellers, a Notary Public within and for the county and state aforesaid, do hereby certify that the foregoing Articles of Incorporation of OHIO COUNTY COAL COMPANY, were on this day produced to me in my county by David
L. Roberts and Paul E. Roberts, who executed and acknowledged the same before me to be his act and deed in due form of law.

     Given under my hand and notarial seal on this 11th day of December, 1989.

                                                 /s/ Julie Sellers
                                                 ------------------------------
                                                 Notary Public,
                                                 My Commission Expires:1-2-90
                                                                       ------

The foregoing instrument was prepared
by William A. Logan, Attorney at Law,
Madisonville, Kentucky:

/s/  William A. Logan
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